Exhibit 4.1


                         SECURITIES PURCHASE AGREEMENT


                           dated as of March 29, 2005


                                 by and between


                              DIRECT INSITE CORP.,


                          SIGMA OPPORTUNITY FUND, LLC

                                      AND

                     METROPOLITAN VENTURE PARTNERS II, L.P.






                       SENIOR SUBORDINATED SECURED NOTES

                                      AND

                         COMMON STOCK PURCHASE WARRANTS

                               DIRECT INSITE CORP.

                          SECURITIES PURCHASE AGREEMENT

                        SENIOR SUBORDINATED SECURED NOTES

                                       and

                         COMMON STOCK PURCHASE WARRANTS

                                TABLE OF CONTENTS

                                                                                                               Page


1.    DEFINITIONS.................................................................................................1


2.    PURCHASE AND SALE; PURCHASE PRICE...........................................................................8

   (a)     Purchase...............................................................................................8
   (b)     Form of Payment........................................................................................8
   (c)     Closing................................................................................................8

3.    REPRESENTATIONS, WARRANTIES, COVENANTS, ETC. OF THE BUYERS..................................................8

   (a)     Purchase for Investment................................................................................8
   (b)     Accredited Investor....................................................................................9
   (c)     Reoffers and Resales...................................................................................9
   (d)     Company Reliance.......................................................................................9
   (e)     Information Provided...................................................................................9
   (f)     Absence of Approvals..................................................................................10
   (g)     Securities Purchase Agreement.........................................................................10
   (h)     Buyer Status..........................................................................................10
   (i)     Short Sales...........................................................................................10

4.    REPRESENTATIONS, WARRANTIES, COVENANTS, ETC. OF THE COMPANY................................................10

   (a)     Organization and Authority............................................................................10
   (b)     Qualifications........................................................................................10
   (c)     Capitalization........................................................................................11
   (d)     Concerning the Shares and the Common Stock............................................................11
   (e)     Corporate Authorization...............................................................................12
   (f)     Non-contravention.....................................................................................12
   (g)     Approvals, Filings, Etc...............................................................................13
   (h)     Information Provided..................................................................................13
   (i)     Conduct of Business...................................................................................13
   (j)     SEC Filings...........................................................................................14
   (k)     Absence of Certain Proceedings........................................................................14
   (l)     Financial Statements; Liabilities.....................................................................14
   (m)     Material Losses.......................................................................................15
   (n)     Absence of Certain Changes............................................................................15
   (o)     Intellectual Property.................................................................................15
   (p)     Internal Accounting Controls..........................................................................16

                                     - i -

   (q)     Compliance with Law...................................................................................16
   (r)     Properties............................................................................................16
   (s)     Labor Relations.......................................................................................17
   (t)     Insurance.............................................................................................17
   (u)     Tax Matters...........................................................................................17
   (v)     Investment Company....................................................................................17
   (w)     Absence of Brokers, Finders, Etc......................................................................17
   (x)     No Solicitation.......................................................................................17
   (y)     ERISA Compliance......................................................................................18
   (z)     Rights Agreement; Interested Stockholder..............................................................18
   (aa)    Sarbanes-Oxley Act....................................................................................18
   (bb)    Consulting Agreements.................................................................................18

5.    CERTAIN COVENANTS..........................................................................................18

   (a)     Transfer Restrictions.................................................................................18
   (b)     Restrictive Legends...................................................................................19
   (c)     Reporting Status......................................................................................20
   (d)     Form D..................................................................................................
   (e)     State Securities Laws.................................................................................20
   (f)     Limitation on Certain Actions.........................................................................20
   (g)     Use of Proceeds.......................................................................................21
   (h)     Commercially Reasonable Efforts.......................................................................21
   (i)     Debt Obligation.......................................................................................21
   (j)     Follow-on Financing...................................................................................21
   (k)     Series A Certificate of Designation...................................................................21
   (l)     Certain Restrictions..................................................................................22

6.    CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL.............................................................22


7.    CONDITIONS TO THE BUYER'S OBLIGATION TO PURCHASE...........................................................22


8.    REGISTRATION RIGHTS........................................................................................24

   (a)     Mandatory Registration................................................................................24
   (b)     Obligations of the Company............................................................................25
   (c)     Obligations of the Buyers and Other Investors.........................................................28
   (d)     Rule 144..............................................................................................30
   (e)     Piggy-Back Registrations..............................................................................30

9.    INDEMNIFICATION AND CONTRIBUTION...........................................................................31

   (a)     Indemnification.......................................................................................31
   (b)     Contribution..........................................................................................32
   (c)     Other Rights..........................................................................................33

10.      MISCELLANEOUS...........................................................................................33

   (a)     Governing Law.........................................................................................33
   (b)     Headings..............................................................................................33
   (c)     Severability..........................................................................................33
   (d)     Notices...............................................................................................33
   (e)     Counterparts..........................................................................................33
   (f)     Entire Agreement; Benefit.............................................................................34
   (g)     Waiver................................................................................................34

                                     - ii -

   (h)     Amendment.............................................................................................34
   (i)     Further Assurances....................................................................................35
   (j)     Assignment of Certain Rights and Obligations..........................................................35
   (k)     Expenses..............................................................................................35
   (l)     Termination...........................................................................................36
   (m)     Survival..............................................................................................36
   (n)     Public Statements, Press Releases, Etc................................................................37
   (o)     Construction..........................................................................................37

ANNEXES
-------

ANNEX I           Form of  Senior Subordinated Secured Note
ANNEX II          Form of Common Stock Purchase Warrant
ANNEX III         Form of Opinion of Beckman, Lieberman & Barandes, LLP
ANNEX IV          Form of Consent of Metropolitan Venture Partners II, LP
ANNEX V           Form of Consent of Mountain Meadow Farm

                         SECURITIES PURCHASE AGREEMENT

     THIS SECURITIES PURCHASE AGREEMENT, dated as of March 29, 2005 (this "Agreement"), by and between DIRECT INSITE CORP., a Delaware corporation (the "Company"), with headquarters located at 80 Orville Drive, Bohemia, New York 11716, SIGMA OPPORTUNITY FUND, LLC and METROPOLITAN VENTURE PARTNERS II, L.P. (each a "Buyer" and together the "Buyers").

                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS, each Buyer wishes to purchase from the Company and the Company wishes to sell to each Buyer, upon the terms and subject to the conditions of this Agreement, a promissory note of the Company having the principal amount set forth on Schedule 2(a) of this Agreement opposite each Buyer's name in the aggregate totaling $750,000 and in connection with which the Company shall issue to each Buyer warrants to purchase a total of 750,000 shares of Common Stock (such capitalized term and all other capitalized terms used in this Agreement having the meanings provided in Section 1);

     NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1. DEFINITIONS

     (a) As used in this Agreement, the terms "Agreement", "Buyer", "Buyers" and "Company" shall have the respective meanings assigned to such terms in the introductory paragraph of this Agreement.

     (b) All the agreements or instruments herein defined shall mean such agreements or instruments as the same may from time to time be supplemented or amended or the terms thereof waived or modified to the extent permitted by, and in accordance with, the terms thereof and of this Agreement.

     (c) The following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

     "Affiliate" means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the subject Person. For purposes of this definition, "control" (including, with correlative meaning, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

     "Blackout Period" means the period of up to 20 Trading Days (whether or not consecutive) during any period of 365 consecutive days after the date the

Company notifies the Investors that they are required, pursuant to Section 8(c)(4), to suspend offers and sales of Registrable Securities as a result of an event or circumstance described in Section 8(b)(5)(A), during which period, by reason of Section 8(b)(5)(B), the Company is not required to amend the Registration Statement or supplement the related Prospectus.

     "Business Day" means any day other than a Saturday, Sunday or a day on which commercial banks in The City of New York are authorized or required by law or executive order to remain closed.

     "Claims" means any losses, claims, damages, liabilities or expenses, including, without limitation, reasonable fees and expenses of legal counsel (joint or several), incurred by a Person.

     "Closing Date" means 3:00 p.m., New York City time, on March 29, 2005 or such other mutually agreed to time.

     "Code" means the Internal Revenue Code of 1986, as amended, and the regulations thereunder and published interpretations thereof.

     "Common Stock" means the Common Stock, par value $.0001 per share, of the Company.

     "Common Stock Equivalent" means any warrant, option, subscription or purchase right with respect to shares of Common Stock, any security convertible into, exchangeable for, or otherwise entitling the holder thereof to acquire, shares of Common Stock or any warrant, option, subscription or purchase right with respect to any such convertible, exchangeable or other security.

     "Current Fair Market Value" shall have the meaning provided or to be provided in the Warrants.

     "Encumbrances" means all mortgages, deeds of trust, claims, security interests, liens, pledges, leases, subleases, charges, escrows, options, proxies, rights of occupancy, rights of first refusal, preemptive rights, covenants, conditional limitations, hypothecations, prior assignments, easements, title retention agreements, indentures, security agreements or any other encumbrances of any kind.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder and published interpretations thereof.

     "Event of Default" shall have the meaning to be provided or provided in the Notes.

     "Follow-on Financing" shall mean a private placement consummated by the Company within 45 days after the Closing Date pursuant to which Sigma is the lead investor and Sigma and its Affiliates and appointees invest between $2,500,000 and $3,500,000, including the conversion, if any, of the Notes into such financing.

     "Indebtedness" shall have the meaning to be provided or provided in the Notes.

     "Indemnified Party" means the Company, each of its directors, each of its officers who signs the Registration Statement, each Person, if any, who controls the Company within the meaning of the 1933 Act or the 1934 Act, any underwriter and any other stockholder selling securities pursuant to the Registration Statement or any of its directors or officers or any Person who controls such stockholder or underwriter within the meaning of the 1933 Act or the 1934 Act.

     "Indemnified Person" means the Buyers and each other Investor who beneficially owns or holds Registrable Securities and each other Investor who sells such Registrable Securities in the manner permitted under this Agreement, the directors, if any, of such Investor, the officers or persons performing similar functions, if any, of the Buyers and any such Investor, each Person, if any, who controls a Buyer or any such Investor within the meaning of the 1933 Act or the 1934 Act, any underwriter (as defined in the 1933 Act) acting on behalf of an Investor who participates in the offering of Registrable Securities of such Investor in accordance with the plan of distribution contained in the Prospectus, the directors, if any, of such underwriter and the officers, if any, of such underwriter, and each Person, if any, who controls any such underwriter within the meaning of the 1933 Act or the 1934 Act.

     "Initial Warrant Exercise Price" means the "Purchase Price," as defined in the Warrants, on the Closing Date.

     "Inspector" means any attorney, accountant or other agent retained by an Investor for the purposes provided in Section 8(b)(9).

     "Interest Shares" means any shares of Common Stock issued in payment of interest on the Notes.

     "Intellectual Property" means all franchises, patents, trademarks, service marks, tradenames (whether registered or unregistered), copyrights, corporate names, licenses, trade secrets, proprietary software or hardware, proprietary technology, technical information, discoveries, designs and other proprietary rights, whether or not patentable, and confidential information related to Intellectual Property otherwise included in this definition (including, without limitation, know-how, processes and technology) used in the conduct of the business of the Company or any Subsidiary, or in which the Company or any Subsidiary has an interest.

     "Investor" and "Investors" means the Buyer or Buyers, as the case may be, and any transferee or assignee who agrees to become bound by the provisions of Sections 5(a), 5(b), 8, 9, and 10 of this Agreement.

     "Margin Stock" shall have the meaning provided in Regulation U of the Board of Governors of the Federal Reserve System (12 C.F.R. Part 221).

     "Market Price" shall have the meaning to be provided or provided in the Note.

     "Maturity Date" shall have the meaning to be provided or provided in the Notes.

     "Nasdaq" means the Nasdaq National Market.

     "Nasdaq SmallCap" means the Nasdaq SmallCap Market.

     "NASD" means the National Association of Securities Dealers, Inc.

     "1934 Act" means the Securities Exchange Act of 1934, as amended.

     "1933 Act" means the Securities Act of 1933, as amended.

     "Next Financing" shall have the meaning provided or to be provided in the Notes.

     "Notes" means the Senior Subordinated Secured Notes of the Company issued to the Buyers in the form attached as Annex I.

     "Permitted Indebtedness" shall have the meaning to be provided or provided in the Notes.

     "Person" means any natural person, corporation, partnership, limited liability company, trust, incorporated organization, unincorporated association or similar entity or any government, governmental agency or political subdivision.

     "Prospectus" means the prospectus forming part of the Registration Statement at the time the Registration Statement is declared effective and any amendment or supplement thereto (including any information or documents incorporated therein by reference).

     "Purchase  Price"  means  the  purchase  price  for the  Notes set forth on
Schedule 2(a) of this Agreement.

     "QIB" shall have the meaning provided or to be provided in the Notes.

     "Record" means all pertinent financial and other records, pertinent corporate documents and properties of the Company subject to inspection for the purposes provided in Section 8(b)(9).

     "register," "registered," and "registration" refer to a registration effected by preparing and filing a Registration Statement or Statements in compliance with the 1933 Act and pursuant to Rule 415, and the declaration or ordering of effectiveness of such Registration Statement by the SEC.

     "Registrable Securities" means (1) the Shares, (2) if the Common Stock is changed, converted or exchanged by the Company or its successor, as the case may be, into any other stock or other securities on or after the date hereof, such other stock or other securities which are issued or issuable in respect of or in lieu of the Shares and (3) if any other securities are issued to holders of the Common Stock (or such other shares or other securities into which or for which the Common Stock is so changed, converted or exchanged as described in the immediately preceding clause (2)) upon any reclassification, share combination, share subdivision, share dividend, merger, consolidation or similar transaction or event, such other securities which are issued or issuable in respect of or in lieu of the Common Stock.

     "Registration Default Period" means the period following August 30, 2005 during which any Registration Event occurs and is continuing.

     "Registration Event" means the occurrence of any of the following events if the Company is required to file a Registration Statement pursuant to Section 8(a)(1):

          (i) the Company fails to file with the SEC the Registration Statement on or before the date by which the Company is required to file the Registration Statement pursuant to Section 8(a)(1),

          (ii) the Registration Statement covering the Registerable Securities is not declared effective by the date agreed upon by the Company with the investors in the Next Financing, or in any case no later than December 31, 2005,

          (iii) after the SEC Effective Date, sales cannot be made pursuant to the Registration Statement for any reason (including without limitation by reason of a stop order of any untrue statement of a material fact or omission of a material fact in the Registration Statement, or the Company's failure to update the Registration Statement) but except as excused pursuant to Section 8(b)(5),

          (iv) the Common Stock generally or the Registrable Securities specifically are not listed or included for quotation on a Trading Market, or trading of the Common Stock is suspended or halted for a period exceeding 5 days on the Trading Market which at the time constitutes the principal market for the Common Stock, or

          (v) the Company fails, refuses or is otherwise unable timely to issue Interest Shares in accordance with the terms of the Notes or Warrant Shares upon exercise of the Warrant in accordance with the terms of the Warrant, or certificates therefor as required under the Transaction Documents or the Company fails, refuses or is otherwise unable timely to transfer any Shares as and when required by the Transaction Documents.

     "Registration Period" means the period from the SEC Effective Date to the earlier of (A) the date which is three years after the Closing Date (B), such date after which each Investor may sell all of its Registrable Securities without registration under the 1933 Act pursuant to Rule 144, free of any limitation on the volume of such securities which may be sold in any period) and
(C) the date on which the Investors no longer own any Registrable Securities.

     "Registration Statement" means a registration statement on Form S-1, Form SB-2, Form S-3 or such other form as may be available to the Company to be filed with the SEC under the 1933 Act relating to the Registrable Securities and which names the Investors as selling stockholders.

     "Regulation D" means Regulation D under the 1933 Act.

     "Repurchase Event" shall have the meaning to be provided or provided in the Note.

     "Required Information" means, with respect to each Investor, all information regarding such Investor, the Registrable Securities held by such Investor or which such Investor has the right to acquire and the intended method of disposition of the Registrable Securities held by such Investor or which such Investor has the right to acquire as shall be required by the 1933 Act to effect the registration of the resale by such Investor of such Registrable Securities.

     "Rule 144" means Rule 144 promulgated under the 1933 Act or any other similar rule or regulation of the SEC that may at any time provide a "safe harbor" exemption from registration under the 1933 Act so as to permit a holder to sell securities of the Company to the public without registration under the 1933 Act.

     "Rule 144A" means Rule 144A under the 1933 Act or any successor rule thereto.

     "SEC" means the Securities and Exchange Commission.

     "SEC Effective Date" means the date the Registration Statement is declared effective by the SEC.

     "SEC Filing Date" means the date the Registration Statement is first filed with the SEC pursuant to Section 8.

     "SEC Reports" means the Company's (1) Annual Report on Form 10-KSB for the year ended December 31, 2003, (2) Quarterly Reports on Form 10-QSB for the quarters ended March 31, 2004, June 30, 2004 and September 30, 2004, (3) Current Reports on Form 8-K filed with the SEC on April 16, 2004, May 14, 2004, May 26, 2004, August 24, 2004, November 24, 2004 and February 23, 2005, and (4) all other periodic and other reports filed by the Company with the SEC pursuant to the 1934 Act subsequent to February 23, 2005, and prior to the date hereof, in each case as filed with the SEC and including the information and documents (other than exhibits) incorporated therein by reference.

     "Securities" means, collectively, the Notes, the Shares and the Warrants.

     "Shares" means the Interest Shares and the Warrant Shares.

     "Sigma" shall mean Sigma Opportunity Fund, LLC.

     "Subsidiary" means any corporation or other entity of which a majority of the capital stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Company.

     "Trading Day" means at any time a day on which any of a national securities exchange, Nasdaq, Nasdaq SmallCap or such other securities market as at such time constitutes the principal securities market for the Common Stock is open for general trading of securities.

     "Trading Market" means the Over-The-Counter Bulletin Board, the American Stock Exchange, Inc., the Nasdaq, the Nasdaq SmallCap or the New York Stock Exchange, Inc.

     "Transaction Documents" means, collectively, this Agreement, the Securities and the other agreements, instruments and documents contemplated hereby and thereby.

     "Transfer Agent" means Manhattan Transfer & Registrar Company, as transfer agent and registrar for the Common Stock, or its successor.

     "Violation" means:

     (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any post-effective amendment thereof or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading,

     (ii) any untrue statement or alleged untrue statement of a material fact contained in any Prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading,

     (iii) any violation or alleged violation by the Company of the 1933 Act, the 1934 Act, any state securities law or any rule or regulation under the 1933 Act, the 1934 Act or any state securities law, or

     (iv) any breach or alleged breach by any Person other than the Buyers of any representation, warranty, covenant, agreement or other term of any of the Transaction Documents.

     "Warrants" means the Common Stock Purchase Warrants in the form attached hereto as Annex II.

     "Warrant Shares" means the shares of Common Stock issuable upon exercise of the Warrants.

     2. PURCHASE AND SALE; PURCHASE PRICE.

     (a) Purchase. Upon the terms and subject to the conditions of this Agreement, each Buyer hereby agrees to purchase from the Company, and the Company hereby agrees to sell to each Buyer, on the Closing Date, a Note in the principal amount set forth on Schedule 2(a) of this Agreement opposite each Buyer's name and having the terms and conditions as set forth in the form of the Note attached hereto as Annex I for the Purchase Price. In connection with the purchase of the Notes by the Buyers, the Company shall issue to each Buyer at the closing on the Closing Date Warrants in the form of Annex II entitling the holder to purchase a number of shares of Common Stock determined on the basis of one share of Common Stock for each $1.00 principal amount of the Note purchased by Buyer.

     (b) Form of Payment. Payment by the Buyers of the Purchase Price to the Company on the Closing Date shall be made by wire transfer of immediately available funds to:

                Citibank N.A.
                4175 Veterans Memorial Highway
                Ronkonkoma, NY  11779
                ABA# 021 001486

                For Credit to:
                Direct Insite Corp.
                80 Orville Drive
                Bohemia, NY  11716
                Account number:  24046773


     (c) Closing. The issuance and sale of the Notes and the issuance of the Warrants shall occur on the Closing Date at Moomjian & Waite, LLP, 100 Jericho Quadrangle, Jericho, New York 11753. At the closing, upon the terms and subject to the conditions of this Agreement, (1) the Company shall issue and deliver to the Buyers the Notes and the Warrants against payment by the Buyers to the Company of an amount equal to the Purchase Price, and (2) the Buyers shall pay to the Company and the Company shall have received in good funds an amount equal to the Purchase Price against delivery by the Company to the Buyers of the Notes and the Warrants.

     3. REPRESENTATIONS, WARRANTIES, COVENANTS, ETC. OF THE BUYERS.

     Each Buyer, severally and not jointly, represents and warrants as to itself to, and covenants and agrees with, the Company as follows:

     (a) Purchase for Investment. The Buyer is purchasing the Note and acquiring the Warrants for its own account for investment and not with a view towards the public sale or distribution thereof within the meaning of the 1933 Act; and in the event that the Buyer shall acquire any Shares prior to the SEC Effective

Date of a Registration Statement covering the resale of such Shares, such acquisition by the Buyer shall be for its own account for investment and not with a view towards the public sale or distribution thereof within the meaning of the 1933 Act prior to the SEC Effective Date; and the Buyer has no intention of making any distribution, within the meaning of the 1933 Act, of the Shares except in compliance with the registration requirements of the 1933 Act or pursuant to an exemption therefrom;

     (b) Accredited Investor. The Buyer is an "accredited investor" as that term is defined in Rule 501 of Regulation D under the 1933 Act by reason of Rule 501(a)(3) thereof;

     (c) Reoffers and Resales. The Buyer will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Securities unless registered under the 1933 Act, pursuant to an exemption from registration under the 1933 Act or in a transaction not requiring registration under the 1933 Act;

     (d) Company Reliance. The Buyer understands that (1) the Note is being offered and sold and the Warrants are being issued to the Buyer, (2) the Interest Shares, if any, will be issued to the Buyer and (3) upon exercise of the Warrants, the Warrant Shares will be sold to the Buyer, in each such case in reliance on one or more exemptions from the registration requirements of the 1933 Act, including, without limitation, Regulation D, and exemptions from state securities laws and that the Company is relying upon the truth and accuracy of, and the Buyer's compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Buyer set forth herein, in order to determine the availability of such exemptions and the eligibility of the Buyer to acquire or receive an offer to acquire the Securities;

     (e) Information Provided. The Buyer and its advisors, if any, have requested, received and considered all information relating to the business, properties, operations, condition (financial or other), results of operations or prospects of the Company and information relating to the offer and sale of the Note and the offer of the Interest Shares and the Warrant Shares deemed relevant by them (assuming the accuracy and completeness of the SEC Reports and of the Company's responses to the Buyer's requests); the Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company concerning the terms of the offering of the Securities and the business, properties, operations, condition (financial or other), results of operations and prospects of the Company and its Subsidiaries and have received satisfactory answers to any such inquiries; without limiting the generality of the foregoing, the Buyer has had the opportunity to obtain and to review the SEC Reports; in connection with its decision to purchase the Note and to acquire the Warrants, the Buyer has relied solely upon the SEC Reports, the representations, warranties, covenants and agreements of the Company set forth in this Agreement and to be contained in the other Transaction Documents, as well as any investigation of the Company completed by the Buyer or its advisors; the Buyer understands that its investment in the Securities involves a high degree of risk; and the Buyer understands that the offering of the Note is being made to the Buyer as part of an offering in the aggregate amount of $750,000 (subject, however, to the right of the Company at any time prior to execution and delivery of this Agreement by the Company, in its sole discretion, to accept or reject an offer by the Buyer to purchase the Note and to acquire the Warrants);

     (f) Absence of Approvals. The Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities;

     (g) Securities Purchase Agreement. The Buyer has all requisite power and authority, corporate or otherwise, to execute, deliver and perform its obligations under this Agreement and the other agreements executed by the Buyer in connection herewith and to consummate the transactions contemplated hereby and thereby; and this Agreement has been duly and validly authorized, duly executed and delivered by the Buyer and, assuming due execution and delivery by the Company, is a valid and binding agreement of the Buyer enforceable in accordance with its terms, except as the enforceability hereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and general principles of equity, regardless of whether enforcement is considered in a proceeding in equity or at law; and

     (h) Buyer Status. The Buyer is not a "broker" or "dealer" as those terms are defined in the 1934 Act which is required to be registered with the SEC pursuant to Section 15 of the 1934 Act.

     (i) Short Sales. Neither Buyer has an open short position in the Common Stock of the Company, and each Buyer agrees that it will not, and that it will cause its Affiliates not to, engage in any short sales of or hedging transactions with respect to the Common Stock.

     4. REPRESENTATIONS, WARRANTIES, COVENANTS, ETC. OF THE COMPANY.

     The Company represents and warrants to, and covenants and agrees with, the Buyers as follows:

     (a) Organization and Authority. The Company and each of the Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and (i) each of the Company and the Subsidiaries has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as described in the SEC Reports and as currently conducted, and (ii) the Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and the other Transaction Documents to be executed and delivered by the Company in connection herewith, and to consummate the transactions contemplated hereby and thereby. Except as set forth on Schedule 4(a), the Company does not have any equity investment in any other Person other than the Subsidiaries listed in Schedule 4(a) hereto. The value on the books of the Company of the Subsidiaries and all other Persons in which the Company has an equity interest is listed on Schedule 4(a).

     (b) Qualifications. The Company and each of the Subsidiaries are duly qualified to do business as foreign corporations and are in good standing in all jurisdictions where such qualification is necessary and where failure so to qualify could have a material adverse effect on the business, properties, operations, condition (financial or other), results of operations or prospects of the Company and the Subsidiaries, taken as a whole.

     (c) Capitalization. (1) The authorized capital stock of the Company consists of (A) 50,000,000 shares of Common Stock, of which 4,507,086 shares are issued and outstanding and (B) 2,000,000 shares of Preferred Stock, $.0001 par value, of which (i) 134,680 have been designated as Series A Convertible Preferred Stock, 134,680 of which are issued and outstanding, (ii) 1,000 have been designated as Series B Redeemable Preferred Stock, 974 of which are issued and outstanding, (iii) 2,000 of which have been designated as Series C Redeemable Preferred Stock, 2,000 of which are issued and outstanding, and (iv) 1,500 of which have been designated as Series D Redeemable Preferred Stock, 100 of which are issued and outstanding. Schedule 4(c) hereto discloses all outstanding options or warrants for the purchase of, or rights to purchase or subscribe for, or securities convertible into, exchangeable for, or otherwise entitling the holder to acquire, Common Stock or other capital stock of the Company, or any contracts or commitments to issue or sell Common Stock or other capital stock of the Company or any such options, warrants, rights or other securities.

     (2) The Company has duly reserved from its authorized and unissued shares of Common Stock the full number of shares required for (A) all options, warrants, convertible securities, exchangeable securities, and other rights to acquire shares of Common Stock which are outstanding and (B) all shares of Common Stock and options and other rights to acquire shares of Common Stock which may be issued or granted under the stock option and similar plans which have been adopted by the Company or any Subsidiary; and, immediately following the Closing Date, after giving effect to any antidilution or similar adjustment arising by reason of issuance of the Notes and the Warrants, the total number of shares of Common Stock reserved and required to be reserved from the authorized and unissued shares of Common Stock for purposes of all such options, warrants, convertible securities, other rights, and stock option and similar plans (excluding the Notes and the Warrants) will be 9,462,806. Each outstanding class or series of securities of the Company for which any such antidilution adjustment will occur is identified on Schedule 4(c) attached hereto, together with the amount of such antidilution adjustment for each such class or series. The outstanding shares of Common Stock of the Company and outstanding options, warrants, rights, and other securities entitling the holders to purchase or otherwise acquire Common Stock have been duly and validly authorized and issued. None of the outstanding shares of Common Stock or options, warrants, rights, or other such securities has been issued in violation of the preemptive rights of any securityholder of the Company. To the knowledge of the Company, the offers and sales of the outstanding shares of Common Stock of the Company and options, warrants, rights, and other securities were at all relevant times either registered under the 1933 Act and applicable state securities laws or exempt from such requirements. Except for as set forth on Schedule 4(c) attached hereto, no holder of any of the Company's securities has any rights, "demand," "piggy-back" or otherwise, to have such securities registered by reason of the intention to file, filing or effectiveness of the Registration Statement.

     (d) Concerning the Shares and the Common Stock. The Shares have been duly authorized and the Interest Shares, when issued in payment of interest on the Notes, and the Warrant Shares, when issued upon exercise of the Warrants, will be duly and validly issued, fully paid and non-assessable and will not subject the holder thereof to personal liability by reason of being such holder. Except as waived by Metropolitan Venture Partners II, LP as contemplated by Section 7(g) hereof, there are no preemptive or similar rights of any stockholder of the Company or any other Person to acquire any of the Shares or the Warrants. The Company has duly reserved 750,000 shares of Common Stock for issuance upon exercise of the Warrants, and such shares shall remain so reserved, and the Company shall from time to time reserve such additional shares of Common Stock as shall be required to be reserved pursuant to the Warrants, so long as the Warrants are outstanding. The Common Stock is traded on the Over-The-Counter Bulletin Board. The Company knows of no reason that the Shares will be ineligible for quotation on the Over-The-Counter Bulletin Board.

     (e) Corporate Authorization. This Agreement and the other Transaction Documents to which the Company is or will be a party have been duly and validly authorized by the Company; this Agreement has been duly executed and delivered by the Company and, assuming due execution and delivery by each Buyer, this Agreement is, and the Notes, and the Warrants will be, when executed and delivered by the Company, valid and binding obligations of the Company enforceable in accordance with their respective terms, except as the enforceability hereof or thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and general principles of equity, regardless of whether enforcement is considered in a proceeding in equity or at law.

     (f) Non-contravention. The execution and delivery of the Transaction Documents by the Company and the consummation by the Company of the issuance of the Securities as contemplated by this Agreement and consummation by the Company of the other transactions contemplated by the Transaction Documents do not and will not, with or without the giving of notice or the lapse of time, or both,
(i) result in any violation of any term or provision of the certificate of incorporation (including all certificates of designation) or bylaws of the Company or any Subsidiary, (ii) except for the right of first refusal of Metropolitan Venture Partners II, LP, which right has been waived, conflict with or result in a breach by the Company or any Subsidiary of any of the terms or provisions of, or constitute a default under, or result in the modification of, or result in the creation or imposition of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company or any Subsidiary pursuant to, any indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or any of their respective properties or assets are bound or affected, in any such case which would be reasonably likely to have a material adverse effect on the business, properties, operations, condition (financial or other), results of operations or prospects of the
Company and the Subsidiaries, taken as a whole, or the validity or enforceability of, or the ability of the Company to perform its obligations under, the Transaction Documents, (iii) violate or contravene any applicable law, rule or regulation or any applicable decree, judgment or order of any court, United States federal or state regulatory body, administrative agency or other governmental body having jurisdiction over the Company or any Subsidiary or any of their respective properties or assets, in any such case which would be reasonably likely to have a material adverse effect on the business, properties, operations, condition (financial or other), results of operations or prospects of the Company and the Subsidiaries, taken as a whole, or the validity or enforceability of, or the ability of the Company to perform its obligations under, the Transaction Documents, or (iv) have any material adverse effect on any permit, certification, registration, approval, consent, license or franchise necessary for the Company or any Subsidiary to own or lease and operate any of its properties and to conduct any of its business or the ability of the Company or any Subsidiary to make use thereof.

     (g) Approvals, Filings, Etc. No authorization, approval or consent of, or filing with, any United States or foreign court, governmental body, regulatory agency, self- regulatory organization, or stock exchange or market or the stockholders of the Company is required to be obtained or made by the Company or any Subsidiary for (x) the execution, delivery and performance by the Company of the Transaction Documents, (y) the issuance and sale of the Securities as contemplated by this Agreement and the terms of the Notes and the Warrants and
(z) the performance by the Company of its obligations under the Transaction Documents, other than (1) registration of the resale of the Shares under the 1933 Act as contemplated by Section 8, (2) as may be required under applicable state securities or "blue sky" laws, (3) filing of one or more Forms D with respect to the Securities as required under Regulation D, and (4) the filing of a Current Report on Form 8-K to report the transactions contemplated by the Transaction Documents.

     (h) Information Provided. The SEC Reports, the Transaction Documents and the instruments delivered by the Company to the Buyers in connection with the closing on the Closing Date do not and will not on the date of execution and delivery of this Agreement, the date of delivery thereof to the Buyers and on the Closing Date contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, it being understood that for purposes of this Section 4(h), any statement contained in such information shall be deemed to be modified or superseded for purposes of this Section 4(h) to the extent that a statement in any document included in such information which was prepared and furnished to the Buyers on a later date or filed with the SEC on a later date modifies or replaces such statement, whether or not such later prepared or filed statement so states.

     (i) Conduct of Business. Except as set forth on Schedule 4(i), since September 30, 2004, neither the Company nor any Subsidiary has (i) incurred any material obligation or liability (absolute or contingent) other than in the ordinary course of business; (ii) canceled, without payment in full, any material notes, loans or other obligations receivable or other debts or claims held by it other than in the ordinary course of business; (iii) sold, assigned, transferred, abandoned, mortgaged, pledged or subjected to lien any of its material properties, tangible or intangible, or rights under any material contract, permit, license, franchise or other agreement; (iv) conducted its business in a manner materially different from its business as conducted on such date; (v) declared, made or paid or set aside for payment any cash or non-cash distribution on any shares of its capital stock; or (vi) consummated, or entered into any agreement with respect to, any transaction or event which would constitute a Repurchase Event. The Company and each Subsidiary owns, possesses or has obtained all governmental, administrative and third party licenses, permits, certificates, registrations, approvals, consents and other authorizations necessary to own or lease (as the case may be) and operate its properties, whether tangible or intangible, and to conduct its business or operations as currently conducted, except such licenses, permits, certificates, registrations, approvals, consents and authorizations the failure of which to obtain would not have a material adverse effect on the business, properties, operations, condition (financial or other), results of operations or prospects of the Company and the Subsidiaries, taken as a whole.

     (j) SEC Filings. The Company has filed all reports required to be filed under the 1934 Act and any other material reports or documents required to be filed with the SEC since January 1, 2004. All of such reports and documents complied, when filed, in all material respects, with all applicable requirements of the 1933 Act and the 1934 Act.

     (k) Absence of Certain Proceedings. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board or body or governmental agency pending or, to the knowledge of the Company or any Subsidiary, threatened against or affecting the Company or any Subsidiary, in any such case wherein an unfavorable decision, ruling or finding would have a material adverse effect on the business, properties, operations, condition (financial or other), results of operations or prospects of the Company and the Subsidiaries, taken as a whole, or the transactions contemplated by the Transaction Documents or which could adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under, the Transaction Documents; the Company does not have pending before the SEC any request for confidential treatment of information and, to the best of the Company's knowledge, no such request will be made by the Company prior to the SEC Effective Date; and to the best of the Company's knowledge there is not pending or contemplated any, and since January 1, 2002, there has been no, investigation by the SEC involving the Company or any current or, to the knowledge of the Company, any former, director or officer of the Company.

     (l) Financial Statements; Liabilities. The financial statements included in the SEC Reports present fairly the financial position, results of operations and cash flows of the Company and the Subsidiaries, at the dates and for the periods covered thereby, have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby, and include all adjustments (consisting only of normal recurring adjustments) necessary to present fairly the financial position, results of operations and cash flows of the Company and the Subsidiaries at the dates and for the periods covered thereby. Except as and to the extent disclosed, reflected or reserved against in the financial statements of the Company and the notes thereto included in the SEC Reports or reflected in
Schedule 4(l) hereto, neither the Company nor any Subsidiary has any liability, debt or obligation, whether accrued, absolute, contingent or otherwise, and whether due or to become due which, individually or in the aggregate, are material to the Company and the Subsidiaries, taken as a whole. Subsequent to September 30, 2004, neither the Company nor any Subsidiary has incurred any liability, debt or obligation of any nature whatsoever which, individually or in the aggregate are material to the Company and the Subsidiaries, taken as a whole, other than those incurred in the ordinary course of their respective businesses. A detailed description and the amount of the Indebtedness of the Company and Subsidiaries that will be outstanding on the Closing Date appear on
Schedule 4(l) attached hereto.

     (m) Material Losses. Since September 30, 2004, neither the Company nor any Subsidiary has sustained any loss or interference with its business or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, which loss or interference could be material to the business, properties, operations, condition (financial or other), results of operations or prospects of the Company and the Subsidiaries, taken as a whole.

     (n) Absence of Certain Changes. Except as set forth in Schedule 4(n), since September 30, 2004, there has been no material adverse change and no material adverse development in the business, properties, operations, condition (financial or other), results of operations or prospects of the Company and the Subsidiaries, taken as a whole. The Company's relationship with its customers is good and the Company has not received any notice that any customer intends, and to its knowledge no customer intends, to cease doing business with the Company or decrease in any material respect the amount of business that it does with the Company. Since September 30, 2004, the Company has not (i) declared or paid any dividends, (ii) sold any assets, individually or in the aggregate, outside of the ordinary course of business consistent with past practice, (iii) had capital expenditures outside of the ordinary course of business consistent with past practice, (iv) engaged in any transaction with any Affiliate except as set forth in the SEC Reports or (v) engaged in any other transaction outside of the ordinary course of business consistent with past practice. The Company has not taken any steps to seek protection pursuant to any bankruptcy law nor does the Company have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings.

     (o) Intellectual Property. Except as set forth on Schedule 4(o): (1) the Company holds all Intellectual Property, free and clear of all Encumbrances and restrictions on use or transfer, whether or not recorded, and has sole title to and ownership of or has the full, exclusive right to use, for the life of the proprietary right all Intellectual Property; (2) the use of the Intellectual Property by the Company or any Subsidiary does not, to the knowledge of the Company, violate or infringe on the rights of any other Person; (3) neither the Company nor any Subsidiary has received any notice of any conflict between the asserted rights of others and the Company or any Subsidiary with respect to any Intellectual Property; (4) all filings and other actions necessary to acquire, maintain, register, renew and perfect the rights of the Company and the Subsidiaries to all Intellectual Property used by the Company or any Subsidiary in its business or in which it has an interest have been duly made in all jurisdictions where such rights are used by it; (5) the Company and the Subsidiaries are in compliance with all terms and conditions of their agreements relating to the Intellectual Property; (6) neither the Company nor any Subsidiary is or has been a defendant in any action, suit, investigation or proceeding relating to infringement or misappropriation by the Company or any
Subsidiary of any Intellectual Property; (7) neither the Company nor any Subsidiary has been notified of any alleged claim of infringement or misappropriation by the Company or any Subsidiary of any Intellectual Property;
(8) the Company has no knowledge of any claim of infringement or misappropriation by the Company or any Subsidiary of any Intellectual Property;
(9) to the knowledge of the Company, none of the products the Company and the Subsidiaries are researching, developing, propose to research and develop, make, have made, use, or sell, infringes or misappropriates any Intellectual Property right of any third party; (10) none of the trademarks and service marks used by the Company or any Subsidiary, to the knowledge of the Company, infringes the trademark or service mark rights of any third party; (11) neither the Company nor any Subsidiary has entered into any agreement to indemnify any other person against any charge of infringement of any Intellectual Property; (12) none of the research and development results and other know-how relating to the Company's or the Subsidiaries' respective businesses, the value of which to the Company or the Subsidiaries is contingent upon maintenance of the confidentiality thereof, has been disclosed to any Person other than Persons bound by written confidentiality agreements; and (13) the Company owns directly, or possesses adequate rights to use, all Intellectual Property used in or relating to the business of the Company as currently conducted, and none of such Intellectual Property is owned, claimed or used by, or subject to any Encumbrance of or by, any Subsidiary.

     (p) Internal Accounting Controls. The Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset and liability accountability, (iii) access to assets or incurrence of liabilities is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any difference. The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 under the 1934
Act) that are effective in ensuring that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the SEC, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is accumulated and communicated to the Company's management, including its principal executive officer or officers and its principal financial officer or officers, as appropriate, to allow timely decisions regarding required disclosure.

     (q) Compliance with Law. Except as set forth on Schedule 4(q) attached hereto, neither the Company nor any Subsidiary is in violation of or has any liability under any statute, law, rule, regulation, ordinance, decision or order of any governmental agency or body or any court, domestic or foreign, except where such violation or liability would not individually or in the aggregate have a material adverse effect on the business, properties, operations, condition (financial or other), results of operations or prospects of the Company and the Subsidiaries, taken as a whole; and neither the Company nor any Subsidiary is aware of any pending investigation which would reasonably be expected to lead to such a claim.

     (r) Properties. Each of the Company and the Subsidiaries has good title to all property, real and personal (tangible and intangible), and other assets owned by it, free and clear of all Encumbrances, except as set forth on Schedule 4(r). The leases, licenses or other contracts or instruments under which the Company and each Subsidiary leases, holds or is entitled to use any property, real or personal, which individually or in the aggregate are material to the Company and the Subsidiaries, taken as a whole, are valid, subsisting and enforceable, or proposed to be made, by the Company or such Subsidiary or have expired or terminated in accordance with their terms or have been superseded by other classes, contracts or agreements. Neither the Company nor any Subsidiary has received notice of any material violation of any applicable law, ordinance, regulation, order or requirement relating to its owned or leased properties. Neither the Company nor any Subsidiary has any mortgage, lien, pledge, security interest or other charge or encumbrance on any of its assets or properties except as listed in Schedule 4(r) attached hereto.

     (s) Labor Relations. No material labor problem exists or, to the knowledge of the Company or any Subsidiary, is imminent with respect to any of the employees of the Company or any Subsidiary. Schedule 4(s) sets forth the names of each of the employees of the Company, his or her title or position, his or her current salary and any additional compensation arrangements with such person (e.g. as to raises, bonuses, etc.).

     (t) Insurance. The Company and the Subsidiaries maintain insurance against loss or damage by fire or other casualty and such other insurance, including but not limited to, product liability insurance, in such amounts and covering such risks as the Company believes are commercially reasonable.

     (u) Tax Matters. Except as set forth in Schedule 4(u), each of the Company and the Subsidiaries has filed all federal, state and local income and franchise tax returns required to be filed and has paid all material taxes shown by such returns to be due, and no tax deficiency has been determined adversely to the Company or any Subsidiary which has had (nor does the Company or any Subsidiary have any knowledge of any tax deficiency which, if determined adversely to the Company or any Subsidiary, might have) a material adverse effect on the business, properties, operations, condition (financial or other), results of operations, or prospects of the Company and the Subsidiaries, taken as a whole.

     (v) Investment Company. Neither the Company nor any Subsidiary is an "investment company" within the meaning of such term under the Investment
Company Act of 1940, as amended, and the rules and regulations of the SEC thereunder.

     (w) Absence of Brokers, Finders, Etc. No broker, finder or similar Person is entitled to any commission, fee or other compensation by reason of action taken by or on behalf of the Company in connection with the transactions contemplated by this Agreement, and the Company shall pay, and indemnify and hold harmless each Buyer from, any claim made against any Buyer by any Person for any such commission, fee or other compensation.

     (x) No Solicitation. No form of general solicitation or general advertising was used by the Company or, to its knowledge, any other Person acting on behalf of the Company, in respect of the Securities or in connection with the offer and sale of the Securities. Neither the Company nor, to its knowledge, any Person acting on behalf of the Company has, either directly or indirectly, sold or offered for sale to any Person any of the Securities or, within the six months prior to the date hereof, any other similar security of the Company except as contemplated by this Agreement or as would not constitute a violation of the securities laws; and neither the Company nor any Person authorized to act on its behalf will sell or offer for sale any promissory notes, warrants, shares of Common Stock or other securities to, or solicit any offers to buy any such security from, any Person so as thereby to cause the issuance or sale of any of the Securities to be in violation of any of the provisions of Section 5 of the 1933 Act.

     (y) ERISA Compliance. Each of the Company and the Subsidiaries is in compliance in all material respects with all presently applicable provisions of ERISA; no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company or any Subsidiary would have any liability; neither the Company nor any Subsidiary has incurred or expects to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii) Sections 412 or 4971 of the Code; and each "pension plan" for which the Company or any Subsidiary would have any liability that is intended to be qualified under
Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

     (z) Rights Agreement; Interested Stockholder. Except set forth on Schedule 4(z), the Company has not adopted a shareholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change in control of the Company. All necessary and proper action has been taken by the Company and its Board of Directors such that the execution, delivery and performance of the Transaction Documents and the purchase, sale and issuance of the Securities will not give rise to the exercise of the rights issued under the Rights Agreement referred to on Schedule 4(z) or cause any Buyer to become an "interested stockholder" under Section 203 of the Delaware General Corporation Law.

     (aa) Sarbanes-Oxley Act. To the knowledge of Michael J. Beecher, the Chief Financial Officer of the Company, after due inquiry, the Company is in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the SEC thereunder that are effective as of the date hereof, except such as would not have a material adverse effect on the business, properties, operations, condition (financial or other), results of operations or prospects of the Company and the Subsidiaries, taken as a whole.

     (bb) Consulting Agreements. Except as set forth on Schedule 4(bb), the Company is not party to any material consulting agreements.

     5. CERTAIN COVENANTS.

     (a) Transfer Restrictions. The Buyers acknowledge and agree that (1) the Notes and the Warrants have not been and are not being registered under the provisions of the 1933 Act or any state securities laws and, except as provided in Section 8, the Shares have not been and are not being registered under the 1933 Act or any state securities laws, and that the Notes and the Warrants may not be transferred unless the Buyer desiring to make such transfer shall have delivered to the Company an opinion of counsel, reasonably satisfactory in form, scope and substance to the Company and its counsel, to the effect that the Note or the Warrants to be transferred may be transferred without such registration or unless transferred in accordance with Rule 144A to a QIB; (2) no sale, assignment or other transfer of a Note or the Warrants or any interest therein may be made except in accordance with the terms hereof and thereof; (3) the Shares may not be resold by any Buyer unless the resale has been registered under the 1933 Act or is made pursuant to an applicable exemption from such registration and the Company shall have received the opinion of counsel provided for in the second to last sentence of this Section 5(a); (4) any sale of Shares under a Registration Statement shall be made only in compliance with the terms of this Section 5(a) and Section 8 (including, without limitation, Section 8(c)(5)); (5) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if the exemption provided by Rule 144 is not available, any resale of the Securities under circumstances in which the seller, or the Person through whom the sale is made, may be deemed to be an underwriter, as that term is used in the 1933 Act, may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (6) the Company is under no obligation to register the Securities (other than registration of the resale of the Shares in accordance with Section 8) under the 1933 Act or, except as provided in Section 5(d) and Section 8, to comply with the terms and conditions of any exemption thereunder. Prior to the time particular Shares are eligible for resale under Rule 144(k), no Buyer may transfer the Shares in a transaction which does not constitute a transfer thereof pursuant to the applicable Registration Statement in accordance with the plan of distribution set forth therein or in any supplement to the related Prospectus unless the Buyer shall have delivered to the Company an opinion of counsel, reasonably satisfactory in form, scope and substance to the Company and its counsel, that such Shares may be so transferred without registration under the 1933 Act. Nothing in any of the Transaction Documents shall limit the right of a holder of the Securities to make a bona fide pledge thereof to an institutional lender and the Company agrees to cooperate with any Investor who seeks to effect any such pledge by providing such information and making such confirmations as reasonably requested. The Company shall provide such assistance as reasonably necessary to allow a transfer of the Notes and Warrants.

     (b) Restrictive Legends. (1) The Buyers acknowledge and agree that the Notes shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the Notes):

     This Note has not been registered under the Securities Act of 1933, as amended (the "1933 Act"), or any state securities laws. This Note has been acquired for investment only and may not be sold, transferred or assigned unless (1) resale is registered under the Act, (2) the Company has received an opinion of counsel reasonably satisfactory in form, scope and substance to the Company and its counsel that such registration is not required or
     (3) sold, transferred or assigned to a QIB pursuant to Rule 144A.

     (2) The Buyers further acknowledge and agree that the Warrants shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the Warrants):

     This Warrant has not been registered under the Securities Act of 1933, as amended (the "Act"), and may not be sold, transferred or assigned unless
     (1) the resale hereof is registered under the Act, (2) the Company has received an opinion of counsel reasonably satisfactory in form, scope and substance to the Company and its counsel that such registration is not required or (3) sold, transferred or assigned to a QIB pursuant to Rule 144A.

     (3) The Buyers further acknowledge and agree that until such time as the Shares have been registered for resale under the 1933 Act as contemplated by
Section 8 or are eligible for resale under Rule 144(k) under the 1933 Act, the certificates for the Shares, may bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for the Shares):

     The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "1933 Act"). The securities have been acquired for investment and may not be resold, transferred or assigned in the absence of an effective registration statement for the securities under the 1933 Act or an opinion of counsel reasonably satisfactory in form, scope and substance to the Company and its counsel that registration is not required under the 1933 Act.

     (4) Once the Registration Statement required to be filed by the Company pursuant to Section 8 has been declared effective or particular Shares are eligible for resale pursuant to Rule 144(k) under the 1933 Act, thereafter (1) upon request of a Buyer the Company will substitute certificates without restrictive legend for certificates for any such Shares issued prior to the SEC Effective Date or prior to the time of such eligibility, as the case may be, which bear such restrictive legend and remove any stop-transfer restriction relating thereto promptly, but in no event later than three Business Days after surrender of such certificates by the Buyer, and (2) the Company shall not place any restrictive legend on certificates for Interest Shares issued in payment of interest on the Notes or on any Warrant Shares issued upon exercise of the Warrants or impose any stop-transfer restriction thereon.

     (c) Reporting Status. During the Registration Period, the Company shall use commercially reasonable efforts to timely file all reports required to be filed with the SEC pursuant to Section 13 or 15(d) of the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would permit such termination.

     (d) Form D. The Company agrees to file one or more Forms D with respect to the Securities as required under Regulation D to claim the exemption provided by Rule 506 of Regulation D and to provide a copy thereof to the Buyers promptly after such filing.

     (e) [Reserved]

     (f) Limitation on Certain Actions. From the date of execution and delivery of this Agreement by the parties hereto to the date of issuance of the Notes, the Company (1) shall comply with Article II of the Notes as if the Notes were outstanding, (2) shall not take any action which, if the Notes were outstanding,
(A) would constitute an Event of Default or, with the giving of notice or the passage of time or both, would constitute an Event of Default or (B) would constitute a Repurchase Event or, with the giving of notice or the passage of time or both, would constitute a Repurchase Event.

     (g) Use of Proceeds. The Company represents and agrees that: (1) it does not own or have any present intention of acquiring any Margin Stock; (2) the proceeds of sale of the Notes will be used as set forth on Schedule 5(g); (3) none of the proceeds from the sale of the Notes or Warrant Shares will be used, directly or indirectly (A) to pay any existing debt obligations (B) to make any loan to or investment in any other Person or (C) for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any Margin Stock or for the purpose of maintaining, reducing or retiring any indebtedness which was originally incurred to purchase or carry any stock that is currently a Margin Stock or for any other purpose which might constitute the transactions contemplated by this Agreement a "purpose credit" within the meaning of such Regulation U of the Board of Governors of the Federal Reserve System; and (4) neither the Company nor any agent acting on its behalf has taken or will take any action which might cause this Agreement or the transactions contemplated hereby to violate Regulation T, Regulation U or any other regulation of the Board of Governors of the Federal Reserve System or to violate the 1934 Act, in each case as in effect now or as the same may hereafter be in effect.

     (h) Commercially Reasonable Efforts. Each of the parties shall use its commercially reasonable efforts timely to satisfy each of the conditions to the other party's obligations to sell and purchase the Notes set forth in Section 6 or 7, as the case may be, of this Agreement on or before the Closing Date.

     (i) Debt Obligation. So long as any portion of the Notes are outstanding, the Company shall cause its books and records to reflect the Notes as a debt of the Company in its unpaid principal amount, shall cause its financial statements to reflect the Notes as a debt of the Company in such amount as required in accordance with generally accepted accounting principles and, whenever appropriate, as a valid senior debt obligation of the Company for money borrowed.

     (j) Follow-on Financing. For a period of 45 days after the Closing Date, Sigma shall have the exclusive rights to lead a Follow-on Financing on terms to be agreed upon between Sigma and the Company. Until the end of such period, or until the date Sigma notifies the Company in writing that it will not pursue the Follow-on Financing, if earlier, the Company shall not solicit or entertain offers for any other financing except as specifically approved by Sigma in writing. During such period, and as part of Sigma's due diligence process, the Company shall notify Sigma of any payment (or series of related payments to the same party or its affiliates) to be made by the Company in excess of $7,500 two Business Days prior to any such payment being made. In addition, no later than April 8, 2005, the Company shall institute procedures requiring two signatories on any check in excess of $5,000. Sigma shall also receive a copy of the weekly disbursements of the Company within two Business Days after the end of the applicable week commencing with the report delivered for the week ending April 1, 2005. Sigma shall notify the Company promptly if it decides not to pursue the Follow-on Financing.

     (k) Series A Certificate of Designation. The Company shall take such action as is necessary to promptly amend the Certificate of Designations of Series A Preferred Stock, but in no event later than five Business Days after the Closing

Date, to extend the automatic conversion of the Series A Preferred Stock upon the occurrence of an Automatic Conversion Event (as defined in the Certificate of Designations) from September 25, 2005 to September 25, 2008.

     (l) Certain Restrictions. From the Closing Date through the date upon which the Follow-on Financing is consummated or, if earlier, the date upon which Sigma notifies the Company in writing that it will not proceed with the Follow-on Financing, but in no event later than May 31, 2005, without the prior written consent of Sigma, the Company shall not except as set forth in Schedule 5(l):

     (i) issue any shares of Common Stock or Common Stock Equivalents other than in connection with the Next Financing or in connection with the exercise or conversion of currently outstanding Common Stock Equivalents;

     (ii) provide to its directors, officers, or employees any increase in any form of compensation received or to be by them and shall not reinstate the pay reductions currently in effect; or

     (iii) make any payments to Jim Cannavino, Joe Markus, Bob Carberry, or Metropolitan Venture Partners II, LP or any of their Affiliates in respect to accrued fees and other cash obligations owing to them through March 17, 2005.


     6. CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL.

     The Buyers understand that the Company's obligation to sell the Notes and issue the Warrants to the Buyers pursuant to this Agreement is conditioned upon satisfaction of the following conditions precedent on or before the Closing Date (any or all of which may be waived by the Company in its sole discretion):

     (a) On the Closing Date, no legal action, suit or proceeding shall be pending or threatened which seeks to restrain or prohibit the transactions contemplated by this Agreement; and

     (b) The representations and warranties of the Buyers contained in this Agreement shall have been true and correct on the date of this Agreement and on the Closing Date as if made on the Closing Date and on or before the Closing Date the Buyers shall have performed all covenants and agreements of the Buyers required to be performed by the Buyers on or before the Closing Date.

     7. CONDITIONS TO THE BUYER'S OBLIGATION TO PURCHASE.

     The Company understands that each Buyer's obligation to purchase a Note and acquire the Warrants is conditioned upon satisfaction of the following conditions precedent on or before the Closing Date (any or all of which may be waived by each Buyer in their sole discretion):

     (a) On the Closing Date, no legal action, suit or proceeding shall be pending or threatened which seeks to restrain or prohibit the transactions contemplated by this Agreement;

     (b) The representations and warranties of the Company contained in this Agreement shall have been true and correct on the date of this Agreement and shall be true and correct on the Closing Date as if given on and as of the Closing Date (except for representations given as of a specific date, which representations shall be true and correct as of such date and, except for the approvals and filings referred to in clause (2) of Section 4(g), which shall have been obtained or made, on or before the Closing Date), and on or before the Closing Date the Company shall have performed all covenants and agreements of the Company contained herein or in any of the other Transaction Documents required to be performed by the Company on or before the Closing Date;

     (c) No event which, if the Note were outstanding, (1) would constitute an Event of Default or which, with the giving of notice or the passage of time, or both, would constitute an Event of Default shall have occurred and be continuing or (2) would constitute a Repurchase Event or which, with the giving of notice or the passage of time, or both, would constitute a Repurchase Event shall have occurred and be continuing;

     (d) The Company shall have delivered to the Buyers a certificate, dated the Closing Date, duly executed by its Chief Executive Officer or Chief Financial Officer, to the effect set forth in subparagraphs (a), (b), and (c) of this
Section 7;

     (e) The Company shall have delivered to the Buyers a certificate, dated the Closing Date, of the Secretary of the Company certifying (1) the Certificate of Incorporation and By-Laws of the Company as in effect on the Closing Date, (2) all resolutions of the Board of Directors (and committees thereof) of the Company relating to this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby and (3) such other matters as reasonably requested by the Buyer;

     (f) On the Closing Date, the Buyers shall have received an opinion of Beckman, Lieberman & Barandes, LLP, counsel for the Company, dated the Closing Date, addressed to the Buyers, in form, scope and substance reasonably satisfactory to the Buyers, substantially in the form attached as Annex III;

     (g) The Company shall have delivered to the Buyers the waiver and consent of Metropolitan Venture Partners II, L.P., in form, scope and substance reasonably satisfactory to Buyers, substantially in the form attached as Annex IV;

     (h) The Company shall have delivered to the Buyers the waiver and consent of Mountain Meadow Farm, in form, scope and substance reasonably satisfactory to Buyers, substantially in the form attached as Annex V; and

     (i) On the Closing Date, (i) trading in securities on the New York Stock Exchange, Inc., the American Stock Exchange, Inc. or Nasdaq shall not have been suspended or materially limited and (ii) a general moratorium on commercial banking activities in the State of New York shall not have been declared by either federal or state authorities.

     8. REGISTRATION RIGHTS.

     (a) Mandatory Registration. (1) On or before the date upon which a registration statement is required to be filed in connection with the Next Financing, but in no event later than August 30, 2005, the Company shall prepare and file with the SEC a Registration Statement which covers the resale by the Buyers of (A) a number of shares of Common Stock equal to the maximum number of Interest Shares issuable in payment of interest on the Notes through the Maturity Date, determined based upon the Current Fair Market Value of the Common Stock on the SEC Filing Date, and (B) a number of shares of Common Stock equal to the number of Warrant Shares issuable upon exercise of the Warrant, in each such case as Registrable Securities, and which Registration Statement shall state that, in accordance with Rule 416 under the 1933 Act, the Registration Statement also covers such indeterminate number of additional shares of Common Stock as may become issuable upon exercise of the Warrants to prevent dilution resulting from stock splits, stock dividends or similar transactions.

     (2) If the Company is required to file a Registration Statement pursuant to subsection (a) above, prior to the SEC Effective Date, and during any time subsequent to the SEC Effective Date when the Registration Statement for any reason is not available for use by any Investor for the resale of any Registrable Securities, the Company shall not file any other registration statement or any amendment thereto with the SEC under the 1933 Act or request the acceleration of the effectiveness of any other registration statement previously filed with the SEC, other than (A) any registration statement on Form S-8 and (B) any registration statement or amendment which the Company is required to file, or as to which the Company is required to request acceleration, pursuant to any obligation in effect on the date of execution and delivery of this Agreement (including without limitation the obligations to holders of Series A Preferred Stock of the Company).

     (3) If a Registration Event occurs, then the Company will make payments to each Buyer as partial liquidated damages for the minimum amount of damages to each Buyer by reason thereof, and not as a penalty, at the rate of 1% per month of the Purchase Price paid by each Buyer pursuant to this Agreement (excluding the Purchase Price with respect to Shares already sold or which may be sold pursuant to Rule 144(k)), for each calendar month of the Registration Default Period (pro rated for any period less than 30 days) for the first two months after the occurrence of such Registration Event and 2% per month of the Purchase Price paid by each Buyer pursuant to this Agreement (excluding the Purchase Price with respect to Shares already sold or which may be sold pursuant to Rule 144(k)), for each calendar month of the Registration Default Period (pro rated for any period less than 30 days) thereafter. Each such payment shall be due and payable within five (5) days after the end of each calendar month of the Registration Default Period until the termination of the Registration Default Period and within five (5) days after such termination. Such payments shall be in partial compensation to the Buyers, and shall not constitute the Buyers' exclusive remedy for such events. The Registration Default Period shall terminate upon (u) the filing of the Registration Statement in the case of clause (i) of the definition of "Registration Event"; (v) the SEC Effective Date in the case of clause (ii) of the definition of "Registration Event"; (w) the ability of each Buyer to effect sales pursuant to the Registration Statement in the case of clause (iii) of the definition of "Registration Event"; (x) the listing or inclusion and/or trading of the Common Stock on a Trading Market, as the case may be, in the case of clause (iv) of the definition of "Registration Event"; (y) the delivery of such shares or certificates in the case of clause
(v) of the definition of "Registration Event"; and (z) in the case of the events described in clauses (ii) and (iii) of the definition of "Registration Event", the earlier termination of the Registration Period and in each such case any Registration Default Period that commenced by reason of the occurrence of such event shall terminate if at the time no other Registration Event is continuing. The amounts payable as partial liquidated damages pursuant to this paragraph shall be payable, at the option of the holder, in lawful money of the United States or in shares of Common Stock valued based upon the average of the Market Price of the Common Stock for all of the Trading Days during the period of 10 consecutive Trading Days ending on and including the Trading Day immediately preceding the day such liquidated damages are payable. Amounts payable as partial liquidated damages hereunder shall cease when the Buyer no longer holds the Notes, the Warrant or Registrable Securities.

     (b) Obligations of the Company. In connection with any registration of the Registrable Securities, the Company shall:

     (1) use its commercially reasonable efforts to cause the Registration Statement to become effective as promptly as possible and to keep the Registration Statement effective at all times during the Registration Period. The Company shall submit to the SEC, within three Business Days after the Company learns that no review of the Registration Statement will be made by the staff of the SEC or that the staff of the SEC has no further comments on the Registration Statement, as the case may be, a request for acceleration of effectiveness of the Registration Statement to a time and date not later than 48 hours after the submission of such request. The Company represents and warrants to the Investors that (a) the Registration Statement (including any amendments or supplements thereto and prospectuses contained therein), at the time it is first filed with the SEC, at the time it is ordered effective by the SEC and at all times during which it is required to be effective hereunder (and each such amendment and supplement at the time it is filed with the SEC and at all times during which it is available for use in connection with the offer and sale of the Registrable Securities) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (b) the Prospectus, at the time the Registration Statement is declared effective by the SEC and at all times that the Prospectus is required by this Agreement to be available for use by any Investor and, in accordance with Section 8(c)(4), any Investor is entitled to sell Registrable Securities pursuant to the Prospectus, shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading;

     (2) subject to Section 8(b)(5), prepare and file with the SEC such amendments (including post-effective amendments) and supplements to the
Registration Statement and the Prospectus as may be necessary to keep the Registration Statement effective, and the Prospectus current, at all times during the Registration Period, and, during the Registration Period (other than during any Blackout Period during which the provision of Section 8(b)(5)(B) as applicable), comply with the provisions of the 1933 Act applicable to the Company in order to permit the disposition by the Investors of all Registrable Securities covered by the Registration Statement;

     (3) furnish to Investors whose Registrable Securities are included in the Registration Statement and such Investors' respective legal counsel, promptly after the same is prepared and publicly distributed, filed with the SEC or received by the Company, (1) five copies of the Registration Statement and any amendment thereto and the Prospectus and each amendment or supplement thereto,
(2) one copy of each letter written by or on behalf of the Company to the SEC or the staff of the SEC and each item of correspondence from the SEC or the staff of the SEC relating to the Registration Statement (other than any portion of any thereof which contains information for which the Company has sought confidential treatment), each of which the Company hereby determines to be confidential information and which each investor hereby agrees to keep confidential as a confidential Record in accordance with Section 8(b)(9) and (3) such number of copies of the Prospectus and all amendments and supplements thereto and such other documents, as such Investor may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Investor;

     (4) subject to Section 8(b)(5), use its commercially reasonable efforts (i) to register and qualify the Registrable Securities covered by the Registration Statement under the securities or blue sky laws of such jurisdictions as any Investor who owns or holds any Registrable Securities reasonably requests, (ii) to prepare and to file in those jurisdictions such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof at all times during the Registration Period and (iii) to take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale by the Investors in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto (I) to qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 8(b)(4), (II) to subject itself to general taxation in any such jurisdiction, (III) to file a general consent to service of process in any such jurisdiction, (IV) to provide any undertakings that cause more than nominal expense or burden to the Company or (V) to make any change in its charter or by-laws which the Board of Directors of the Company determines to be contrary to the best interests of the Company and its stockholders;

     (5) (A) as promptly as practicable after becoming aware of such event or circumstance, notify each Investor of the occurrence of any event or circumstance of which the Company has knowledge (x) as a result of which the Prospectus, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or (y) which requires the Company to amend or supplement the Registration Statement due to the receipt from an Investor or any other selling stockholder named in the Prospectus of new or additional information about such Investor or selling stockholder or its intended plan of distribution of its Registrable Securities or other securities covered by such Registration Statement, and use its commercially reasaonable efforts promptly to prepare a supplement or amendment to the Registration Statement and Prospectus to correct such untrue statement or omission or to add any new or additional information, and deliver a number of copies of such supplement or amendment to each Investor as such Investor may reasonably request;

     (B) notwithstanding Section 8(b)(5)(A) above, if at any time the Company notifies the Investors as contemplated by Section 8(b)(5)(A) the Company also notifies the Investors that the event giving rise to such notice relates to a development involving the Company which occurred subsequent to the later of (x) the SEC Effective Date and (y) the latest date prior to such notice on which the Company has amended or supplemented the Registration Statement, then the Company shall not be required to use commercially reasonable efforts to make such amendment during a Blackout Period; provided, however, that in any period of 365 consecutive days the Company shall not be entitled to avail itself of its rights under this Section 8(b)(5)(B) with respect to more than two Blackout Periods; and provided further, however, that no Blackout Period may commence sooner than 90 days after the end of an earlier Blackout Period;

     (6) as promptly as practicable after becoming aware of such event, notify each Investor who holds Registrable Securities being offered or sold pursuant to the Registration Statement of the issuance by the SEC of any stop order or other suspension of effectiveness of the Registration Statement at the earliest possible time;

     (7) permit the Investors who hold Registrable Securities being included in the Registration Statement, (or their designee) and their counsel at such Investors' sole expense to review and have a reasonable opportunity to comment on the Registration Statement and all amendments and supplements thereto at least two Business Days (or such shorter period as may reasonably be specified by the Company) prior to their filing with the SEC.

     (8) [Reserved]

     (9) make available for inspection by any Investor and any Inspector retained by such Investor, at such Investor's sole expense, all Records as shall be reasonably necessary to enable such Investor to exercise its due diligence responsibility and cause the Company's and the Subsidiaries officers, directors and employees to supply all information which such Investor or Inspector may reasonably request for purposes of such due diligence; provided, however, that such Investor shall hold in confidence and shall not make any disclosure of any Record or other information which the Company determines in good faith to be confidential, and of which determination such Investor is so notified, unless
(i) the disclosure of such Record is necessary to avoid or correct a misstatement or omission in the Registration Statement and a reasonable time prior to such disclosure the Investor shall have informed the Company of the need to so correct such misstatement or omission and the Company shall have failed to correct such misstatement or omission, (ii) the release of such Record is ordered pursuant to a subpoena or other order from a court or governmental body of competent jurisdiction or (iii) the information in such Record has been made generally available to the public other than by disclosure in violation of this or any other agreement. The Company shall not be required to disclose any confidential information in such Records to any Inspector until and unless such Inspector shall have entered into a confidentiality agreement with the Company with respect thereto, substantially in the form of this Section 8(b)(9), which agreement shall permit such Inspector to disclose Records to the Investor who has retained such Inspector. Each Investor agrees that it shall, upon learning that disclosure of such Records is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the
Company and allow the Company, at the Company's expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, the Records deemed confidential. The Company shall hold in confidence and shall not make any disclosure of information concerning an Investor provided to the Company pursuant to this Agreement unless (i) the disclosure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in the Registration Statement, (iii) the release of such information is ordered pursuant to a subpoena or other order from a court or governmental body of competent jurisdiction, or (iv) such information has been made generally available to the public other than by disclosure in violation of this or any other agreement. The Company agrees that it shall, upon learning that disclosure of such information concerning an Investor is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to such Investor and allow such Investor, at such Investor's expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information;

     (10) use its commercially reasonable efforts to cause all the Registrable Securities covered by the Registration Statement as of the SEC Effective Date to be listed or quoted on the principal securities market on which securities of the same class or series issued by the Company are then listed or traded;

     (11) provide a transfer agent and registrar, which may be a single entity, for the Registrable Securities at all times;

     (12) cooperate with the Investors who hold Registrable Securities being offered pursuant to the Registration Statement to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing Registrable Securities to be offered pursuant to the Registration Statement and enable such certificates to be in such denominations or amounts as the Investors may reasonably request and registered in such names as the Investors may request;

     (13) during the Registration Period, the Company shall not bid for or purchase any Common Stock or any right to purchase Common Stock or attempt to induce any Person to purchase any such security or right if such bid, purchase or attempt would in any way limit the right of the Investors to sell Registrable Securities by reason of the limitations set forth in Regulation M under the 1934 Act; and

     (14) take all other reasonable actions necessary to expedite and facilitate disposition by the Investors of the Registrable Securities pursuant to the Registration Statement relating thereto.

     (c) Obligations of the Buyers and Other Investors. In connection with the registration of the Registrable Securities, the Investors shall have the following obligations:

     (1) It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities of a particular Investor that such Investor shall furnish to the Company the Required Information and shall execute such documents in connection with such registration as the Company may reasonably request.

     (2) Each Investor by such Investor's acceptance of the Registrable Securities agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of the Registration Statement hereunder, unless such Investor has notified the Company of such Investor's election to exclude all of such Investor's Registrable Securities from the Registration Statement;

     (3) Each Investor agrees that it will not effect any disposition of the Registrable Securities except as contemplated in the Registration Statement or as otherwise is in compliance with applicable securities laws and that it will promptly notify the Company of any material changes in the information set forth in the Registration Statement regarding such Investor or its plan of distribution; each Investor agrees (a) to notify the Company in writing in the event that such Investor enters into any material agreement with a broker or a dealer for the sale of the Registrable Securities through a block trade, special offering, exchange distribution or a purchase by a broker or dealer and (b) in connection with such agreement, to provide to the Company in writing the information necessary to prepare any supplemental prospectus pursuant to Rule 424(c) under the 1933 Act which is required with respect to such transaction;

     (4) Each Investor acknowledges that there may occasionally be times as specified in Section 8(b)(5) or 8(b)(6) when the Company must suspend the use of the Prospectus until such time as an amendment to the Registration Statement has been filed by the Company and declared effective by the SEC, the Company has prepared a supplement to the Prospectus or the Company has filed an appropriate report with the SEC pursuant to the 1934 Act. Each Investor hereby covenants that it will not sell any Registrable Securities pursuant to the Prospectus during the period commencing at the time at which the Company gives such Investor notice of the suspension of the use of the Prospectus in accordance with Section 8(b)(5) or 8(b)(6) and ending at the time the Company gives such Investor notice that such Investor may thereafter effect sales pursuant to the Prospectus, or until the Company delivers to such Investor or files with the SEC an amended or supplemented Prospectus; and

     (5) In connection with any sale of Registrable Securities which is made by an Investor pursuant to the Registration Statement (A) if such sale is made through a broker, such Investor shall instruct such broker to deliver the Prospectus to the purchaser or purchasers (or the broker or brokers therefor) in connection with such sale, shall supply copies of the Prospectus to such broker or brokers and shall instruct such broker or brokers to deliver such Prospectus to the purchaser in such sale or such purchaser's broker; (B) if such sale is made in a transaction directly with a purchaser and not through the facilities of any securities exchange or market, such Investor shall deliver, or cause to be delivered, the Prospectus to such purchaser; and (C) if such sale is made by any means other than those described in the immediately preceding clauses (A) and (B), such Investor shall otherwise use its commercially reasonable efforts to comply with the prospectus delivery requirements of the 1933 Act applicable to such sale.

     (d) Rule 144. With a view to making available to each Investor the benefits of Rule 144, the Company agrees:

     (1) so long as any Investor owns Registrable Securities, promptly upon request of such Investor, to furnish to such Investor such information as may be necessary to permit such Investor to sell Registrable Securities pursuant to Rule 144 without registration and otherwise reasonably to cooperate with such Investor and

     (2) if at any time the Company is not required to file reports with the SEC pursuant to Section 13 or 15(d) of the 1934 Act, to use its commercially reasonable efforts, upon the request of an Investor, to make publicly available other information so long as is necessary to permit publication by brokers and dealers of quotations for the Common Stock and sales of the Registrable Securities in accordance with Rule 15c2-11 under the 1934 Act.

     (e) Piggy-Back Registrations. If at any time the Company shall determine to prepare and file with the SEC a Registration Statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than on Form S-4 or Form S-8 or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans, the Company shall send to each Investor who is entitled to registration rights under this Section 8(e) written notice of such determination and, if within ten (10) days after receipt of such notice, such Investor shall so request in writing, the Company shall include in such Registration Statement all or any part of the Registrable Securities such Investor requests to be registered, except that if, in connection with any underwritten public offering for the account of the Company the managing underwriter(s) thereof shall impose a limitation on the number of shares of Common Stock which may be included in the Registration Statement because, in such underwriter(s)' judgment, such limitation is necessary to effect an orderly public distribution, then the Company shall be obligated to include in such Registration Statement only such limited portion of the
Registrable Securities with respect to which such Investor has requested inclusion hereunder. Any exclusion of Registrable Securities shall be made pro rata among the Investors seeking to include Registrable Securities, in proportion to the number of Registrable Securities sought to be included by such Investors; provided, however, that the Company shall not exclude any Registrable Securities unless the Company has first excluded all outstanding securities the holders of which are not entitled by right to inclusion of securities in such Registration Statement; and provided further, however, that, after giving effect to the immediately preceding proviso, any exclusion of Registrable Securities shall be made pro rata with holders of other securities having the right to include such securities in the Registration Statement, based on the number of securities for which registration is requested except to the extent such pro rata exclusion of such other securities is prohibited under any written agreement entered into by the Company with the holder of such other securities prior to the date of this Agreement, in which case such other securities shall be excluded, if at all, in accordance with the terms of such agreement. No right to registration of Registrable Securities under this Section 8(e) shall be construed to limit any registration required under Section 8(a) hereof. Notwithstanding any other provision of this Agreement, if any Registration Statement required to be filed pursuant to Section 8(a) of this Agreement shall have been ordered effective by the SEC and the Company shall have maintained the effectiveness of such Registration Statement as required by this Agreement and if the Company shall otherwise have complied in all material respects with its obligations under this Agreement, then the Company shall not be obligated to register any Registrable Securities on such Registration Statement referred to in this Section 8(e).


     9. INDEMNIFICATION AND CONTRIBUTION.

     (a) Indemnification. (1) To the extent not prohibited by applicable law, the Company will indemnify and hold harmless each Indemnified Person against any Claims, except Claims for punitive damages, to which any of them may become subject under the 1933 Act, the 1934 Act or otherwise, insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any Violation or any of the transactions contemplated by this Agreement. Subject to the restrictions set forth in Section 9(a)(3) with respect to the number of legal counsel, the Company shall reimburse the Investors and each such controlling Person, promptly as such expenses are incurred and are due and payable, for any documented reasonable legal fees or other documented and reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this
Section 9(a)(1) shall not apply to: (I) a Claim arising out of or based upon a Violation which occurs in reliance upon and in conformity with information relating to an Indemnified Person furnished in writing to the Company by such Indemnified Person or an underwriter for such Indemnified Person expressly for use in connection with the preparation of any Registration Statement or any such amendment thereof or supplement thereto; (II) any Claim arising out of or based on any statement or omission in any Prospectus, which statement or omission was corrected in any subsequent Prospectus that was delivered to the Indemnified Person prior to the pertinent sale or sales of Registrable Securities by such Indemnified Person; and (III) amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of the Registrable Securities by the Investors.

     (2) In connection with the Registration Statement, each Investor agrees to indemnify and hold harmless, to the same extent and in the same manner set forth in Section 9(a)(1), each Indemnified Party against any Claim, except Claims for punitive damages, to which any of them may become subject, under the 1933 Act, the 1934 Act or otherwise, insofar as such Claim arises out of or is based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished to the Company by such Investor expressly for use in connection with such Registration Statement or any amendment thereof or supplement thereto; and such Investor will reimburse any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Claim; provided, however, that the indemnity agreement contained in this Section 9(a)(2) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of such Investor; provided, further, however, that the Investor shall be liable under this Section 9(a)(2) for only that amount of all Claims in the aggregate as does not exceed the amount by which the proceeds to such Investor as a result of the sale of Registrable Securities pursuant to such Registration Statement exceeds the amount paid by such Investor for such Registrable Securities. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive the transfer of the Registrable Securities by the Investors. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 9(a)(2) with respect to any preliminary prospectus shall not inure to the benefit of any Indemnified Party if the untrue statement or omission of material fact contained in such preliminary prospectus was corrected on a timely basis in the related Prospectus, as then amended or supplemented.

     (3) Promptly after receipt by an Indemnified Person or Indemnified Party under this Section 9(a) of notice of the commencement of any action (including any governmental action), such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 9(a), deliver to the indemnifying party a notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel reasonably satisfactory to the Indemnified Person or the Indemnified Party, as the case may be; provided, however, that an Indemnified Person or Indemnified Party shall have the right to retain its own counsel with the fees and expenses to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Person or Indemnified Party and the indemnifying party would be inappropriate due to actual or potential conflicting interests between such Indemnified Person or Indemnified Party and any other party represented by such counsel in such proceeding, in which case the indemnifying party shall not be responsible for more than one such separate counsel, and one local counsel in each jurisdiction in which an Action is pending, for all Indemnified Persons or Indemnified Parties, as the case may be. The failure to deliver notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this
Section 9(a), except to the extent that the indemnifying party is prejudiced in its ability to defend such action. The indemnification required by this Section 9(a) shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as such expense, loss, damage or liability is incurred and is due and payable.

     (b) Contribution. To the extent any indemnification by an indemnifying party as set forth in Section 9(a) above is applicable by its terms but is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 9(a) to the fullest extent permitted by law. In determining the amount of contribution to which the respective parties are entitled, there shall be considered the relative fault of each party, the parties' relative knowledge of and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission and any other equitable considerations appropriate under the circumstances; provided, however, that (a) no contribution shall be made under circumstances where the maker would not have been liable for indemnification under the fault standards set forth in Section 9(a), (b) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933
Act) shall be entitled to contribution from any other Person who was not guilty of such fraudulent misrepresentation and (c) the aggregate contribution by any seller of Registrable Securities shall be limited to the amount by which the proceeds received by such seller from the sale of such Registrable Securities exceeds the amount paid by such Investor for such Registrable Securities.

     (c) Other Rights. The indemnification and contribution provided in this Section shall be in addition to any other rights and remedies available at law or in equity.

     10. MISCELLANEOUS.

     (a) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

     (b) Headings. The headings,  captions and footers of this Agreement are for
convenience   of   reference   and  shall  not  form  part  of,  or  affect  the
interpretation of, this Agreement.

     (c) Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

     (d) Notices. Any notices required or permitted to be given under the terms of this Agreement shall be in writing and shall be sent by mail, personal delivery,  telephone  line  facsimile  transmission,  the  receipt  of  which is electronically confirmed, or courier and shall be effective five days after being placed in the mail, if mailed, or upon receipt, if delivered personally, by telephone line facsimile transmission or by courier, in each case addressed to a party at such party's address (or telephone line facsimile transmission number) shown in the  introductory  paragraph or on the  signature  page of this
Agreement or such other address (or telephone line facsimile transmission number) as a party shall have provided by notice to the other party in accordance with this provision. In the case of any notice to the Company, such notice shall be addressed to the Company at its address shown in the introductory paragraph of this Agreement, Attention: Chief Financial Officer (telephone line facsimile number (631) 563- 8085), and a copy shall also be given to: Beckman, Lieberman & Barandes, LLP, 116 John Street, New York, New York 10038, Attention: Robert Barandes, Esq. (telephone line facsimile transmission number (212) 608-9687), and in the case of any notice to the Buyers, a copy shall be given to: Moomjian & Waite, LLP, 100 Jericho Quadrangle, Jericho, New York 11753 (telephone line facsimile transmission number (516) 937-5050).

     (e) Counterparts. This Agreement may be executed in counterparts and by the parties hereto on separate counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument. A telephone line facsimile transmission of this Agreement bearing a signature on behalf of a party hereto shall be legal and binding on such party. Although this Agreement is dated as of the date first set forth above, the actual date of execution and delivery of this Agreement by each party is the date set forth below such party's signature on the signature page hereof. Any reference in this Agreement or in any of the documents executed and delivered by the parties hereto in connection herewith to (1) the date of execution and delivery of this Agreement by a Buyer shall be deemed a reference to the date set forth below the Buyer's signature on the signature page hereof, (2) the date of execution and delivery of this Agreement by the Company shall be deemed a reference to the date set forth below the Company's signature on the signature page hereof and
(3) the date of execution and delivery of this Agreement, or the date of execution and delivery of this Agreement by the Buyers and the Company, shall be deemed a reference to the later of the dates set forth below the signatures of the parties on the signature page hereof.

     (f) Entire Agreement; Benefit. This Agreement, including the Annexes and Schedules hereto, constitutes the entire agreement between the parties hereto with respect to the subject matter hereof. There are no restrictions, promises, warranties, or undertakings, other than those set forth or referred to herein with respect to the subject matter hereof. This Agreement, including the Annexes, supersedes all prior agreements and understandings, whether written or oral, between the parties hereto with respect to the subject matter hereof. This Agreement and the terms and provisions hereof are for the sole benefit of only the Company, the Buyers and their respective successors and permitted assigns.

     (g) Waiver. Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, or any course of dealing between the parties, shall not operate as a waiver thereof or an amendment hereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or exercise of any other right or power.

     (h) Amendment. (1) No amendment, modification, waiver, discharge or termination of any provision of this Agreement on or prior to the Closing Date nor consent to any departure by the Buyer or the Company therefrom on or prior to the Closing Date shall in any event be effective unless the same shall be in writing and signed by all parties, and in any such case shall be effective only in the specific instance and for the purpose for which given.

     (2) No amendment, modification, waiver, discharge or termination of any provision of this Agreement after the Closing Date nor consent to any departure by the Company therefrom after the Closing Date shall in any event be effective unless the same shall be in writing and signed (x) by the Company if the Company is to be charged with enforcement or (y) by a majority in interest of the Buyers (which must include Metropolitan Venture Partners II, L.P., except in the case where the rights of Metropolitan Venture Partners II, L.P. would not be materially adversely affected by a waiver, in which case their prior written consent shall not be required) if the Buyers are to be charged with enforcement, based upon the aggregate principal amount of the Notes then outstanding, and in any such case shall be effective only in the specific instance and for the purpose for which given. Any such amendment, modification, waiver, discharge or termination shall affect the Investors proportionally.

     (3) No course of dealing between the parties hereto shall operate as an amendment of this Agreement.

     (i) Further Assurances. Each party to this Agreement will perform any and all acts and execute any and all documents as may be necessary and proper under the circumstances in order to accomplish the intents and purposes of this Agreement and to carry out its provisions.

     (j) Assignment of Certain Rights and Obligations. The rights of an Investor under Sections 5(a), 5(b), 8, 9, and 10 of this Agreement shall be automatically assigned by such Investor to any transferee of all or any portion of such Investor's Registrable Securities (or all or any portion of the Notes or the Warrants) only if: (1) such Investor agrees in writing with such transferee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment, (2) the Company is, within a reasonable time after such transfer, furnished with notice of (A) the name and address of such transferee and (B) the securities with respect to which such rights and obligations are being transferred, (3) immediately following such transfer or assignment the further disposition of Registrable Securities by the transferee or assignee is restricted under the 1933 Act and applicable state securities laws, and (4) at or before the time the Company received the notice contemplated by clause (2) of this sentence the transferee agrees in writing with the Company to be bound by all of the provisions contained in Sections 5(a), 5(b), 8, 9, and 10 hereof. Upon any such transfer, the Company shall be obligated to such transferee to perform all of its covenants under Sections 5(a), 5(b), 8, 9, and 10 of this Agreement as if such transferee were the Buyer. In connection with any such transfer the Company shall, at its sole cost and expense, promptly after such transfer take such actions as shall be reasonably acceptable to the transferring Investor and such transferee to assure that the Registration Statement and related Prospectus for which the transferring Investor is a selling stockholder are available for use by such transferee for sales of the Registrable Securities in respect of which such rights and obligations have been so transferred. Transfer of the Note shall be limited as provided therein and transfer of the Warrants shall be limited as provided therein.

     (k) Expenses. The Company shall be responsible for its expenses (including, without limitation, the legal fees and expenses of its counsel), incurred by it in connection with the negotiation and execution of, and closing under, and performance of, this Agreement. Whether or not the closing occurs, the Company shall be obligated to pay the legal fees and expenses and out-of-pocket due diligence expenses of Sigma, not in excess of $40,000.00, and of Metropolitan Venture Partners II, LP, not in excess of $15,000, in connection with the negotiation and execution of, and closing under, this Agreement. At closing, Sigma shall withhold $40,000.00 and Metropolitan Venture Partners II, LP shall withhold $15,000 from the Purchase Price payable to the Company. Within 30 days after closing, Sigma and Metropolitan Venture Partners II, LP shall provide a detailed accounting of their fees and expenses for which the Company is responsible hereunder, and shall pay to the Company any difference between the amount withheld and the actual fees and expenses incurred. In addition, the Company shall reimburse up to $10,000 of fees and expenses incurred by Persons (not to exceed $5,000 per Person) to whom a portion of the Notes and Warrants purchased by Sigma may be assigned. All reasonable expenses incurred in connection with registrations, filings or qualifications pursuant to Sections 5(d), 5(e), 5(g) and 8 of this Agreement shall be paid by the Company, including, without limitation, all registration, listing and qualifications fees, printers and accounting fees and the fees and disbursements of counsel for the Company and the Investors but excluding (a) fees and expenses of investment bankers retained by any Investor and (b) brokerage commissions incurred by any Investor. The Company shall pay on demand all expenses incurred by the Buyers after the Closing Date, including reasonable attorneys' fees and expenses, as a consequence of, or in connection with (1) the negotiation, preparation or execution of any amendment, modification or waiver of any of the Transaction Documents, (2) any default or breach of any of the Company's obligations set forth in any of the Transaction Documents, and (3) the enforcement or restructuring of any right of, including the collection of any payments due, the Buyers under any of the Transaction Documents, including any action or proceeding relating to such enforcement or any order, injunction or other process seeking to restrain the Company from paying any amount due the Buyers. Except as otherwise provided in this Section 10(k), each of the Company and the Buyers shall bear their own expenses in connection with this Agreement and the transactions contemplated hereby.

     (l) Termination. (1) Each Buyer shall have the right to terminate this Agreement by giving notice to the Company at any time at or prior to the Closing Date if:

          (A) the Company shall have failed, refused, or been unable at or prior to the date of such termination of this Agreement to perform any of its obligations hereunder required to be performed prior to the time of such termination;

          (B) any condition to such Buyer's obligations hereunder is not fulfilled at or prior to the time such condition is required to be satisfied; or

          (C) the closing shall not have occurred on a Closing Date on or before March 31, 2005, other than solely by reason of a breach of this Agreement by such Buyer.

Any such termination shall be effective upon the giving of notice thereof by such Buyer. Upon such termination, such Buyer shall have no further obligation to the Company hereunder and the Company shall remain liable for any breach of this Agreement or the other documents contemplated hereby which occurred on or prior to the date of such termination.

     (2) The Company shall have the right to terminate this Agreement by giving notice to the Buyers at any times at or prior to the Closing Date if the closing shall not have occurred on a Closing Date on or before March 31, 2005, other than solely by reason of a breach of this Agreement by the Company, so long as the Company is not in breach of this Agreement at the time it gives such notice. Any such termination shall be effective upon the giving of notice thereof by the Company. Upon such termination, neither the Company nor the Buyers shall have any further obligation to one another hereunder, except for the Company's liability for the Buyers' expenses as provided in Section 10(k).

     (m) Survival. The respective representations, warranties, covenants and agreements of the Company and the Buyers contained in this Agreement and the documents delivered in connection with this Agreement shall survive the execution and delivery of this Agreement and the other Transaction Documents and the closing hereunder and delivery of and payment for the Notes and issuance of the Warrants, and shall remain in full force and effect regardless of any investigation made by or on behalf of the Buyers or any Person controlling or acting on behalf of the Buyers or by the Company or any Person controlling or acting on behalf of the Company for a period ending on the earlier of (x) the date which is four years after the Closing Date and (y) the date which is two years after the Company shall have paid in full all amounts due from the Company under the Transaction Documents and performed in full all of its obligations under the Transaction Documents.

     (n) Public Statements, Press Releases, Etc. The Company and the Buyers shall have the right to approve before issuance any press releases or any other public statements with respect to the transactions contemplated hereby; provided, that the Buyers shall use good faith efforts to provide such approval; and provided, further, however, that the Company shall be entitled, without the prior approval of the Buyers, to make any press release or other public disclosure with respect to such transactions as is required by applicable law or applicable requirements of any stock market on which securities of the Company are listed for trading (although the Buyers shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release and shall be provided with a copy thereof).

     (o) Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.


               [Remainder of This Page Intentionally Left Blank]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers or other representatives thereunto duly authorized on the respective dates set forth below their signatures hereto.

                        SIGMA OPPORTUNITY FUND, LLC

                        By:  SIGMA CAPITAL ADVISORS, LLC



                        By:/s/Thom Waye
                           ------------------------------------------
                           Name:  Thom Waye
                           Title:  Manager

                        Date:  March 29, 2005

                        Address:
                                c/o Sigma Capital Advisors, LLC
                                800 Third Avenue
                                Suite 1701
                                New York, New York 10022

                        Facsimile No.:  (212) 937-3558

                        METROPOLITAN VENTURE PARTNERS
                        II, L.P.

                        By:  METROPOLITAN VENTURE
                        PARTNERS (Advisors), L.P., as general partner

                        By:  METROPOLITAN VENTURE
                        PARTNERS CORP., as general partner

                        By:/s/Michael Levin
                           ------------------------------------------
                           Name:  Michael Levin
                           Title: Managing Director

                        Date:  March 29, 2005

                        Address:
                        257 Park Avenue South
                        15th Floor
                        New York, NY 10010
                        Facsimile No.:  (212) 844-3699

                        DIRECT INSITE CORP.


                        By:/s/Michael J. Beecher
                           ------------------------------------------
                           Name:  Michael J. Beecher
                           Title: Chief Financial Officer

                        Date: March 29, 2005

                        Address:
                        80 Orville Drive
                        Bohemia, New York 11716
                        Facsimile No.: (631) 563-8085

The disclosure of any matter in these schedules shall be deemed to be a disclosure for all purposes of the Agreement to which the relevance of such matter is reasonably apparent on its face.


                                 Schedule 2(a)
                                 -------------

                                              Purchase Price/             Warrant Shares Initially Issuable
           Name and Address              Principal Amount of Note              Upon Exercise of Warrants
           ----------------              ------------------------         ---------------------------------
Sigma Opportunity Fund, LLC                       $650,000                               650,000
c/o Sigma Capital Advisors, LLC
800 Third Avenue
Suite 1701
New York, New York 10022

Metropolitan Venture Partners II, LP              $100,000                               100,000
257 Park Avenue South
15th Floor
New York, NY 10010